Calculation of Filing Fee Tables
S-8
Yiren Digital Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value US$0.0001 per share, issuable under the 2025 Share Incentive Plan	Other	18,560,000	$ 1.87	$ 34,707,200.00	0.0001381	$ 4,793.06
Total Offering Amounts:						$ 34,707,200.00		$ 4,793.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,793.06
Offering Note
[1]	These shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents two ordinary shares of the Registrant, par value US$0.0001 per share. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares that become issuable under the 2025 Share Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated in accordance with Rules 457(c) and 457(h)(1) promulgated under the Securities Act solely for the purpose of calculating the registration fee, and is based upon the price of US$ 3.74 per ADS, which was the average of the high and low prices of the Registrant's ADSs as quoted on the New York Stock Exchange on February 25, 2026. These ordinary shares are reserved for future award grants under the 2025 Share Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A